UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2026

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2026, the Board of Directors (the “Board”) of BKV Corporation (the “Company”) approved the annual performance-based bonus earned for 2025 by each of the Company’s named executive officers (each, an “NEO”). As indicated in footnote (4) to the Summary Compensation Table contained in the information statement on Schedule 14C (File No. 001-42282) filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 3, 2026 (the “Information Statement”), the amounts of the NEOs’ annual performance-based bonuses for 2025 were omitted from the Summary Compensation Table because the amounts had not yet been determined at the time the Information Statement was filed.

In accordance with Item 5.02(f) of Form 8-K, the amount of the annual performance-based bonus earned by each NEO for 2025 and a new total compensation figure for each NEO for the Company’s fiscal year ended December 31, 2025 are set forth below. Following such information is an updated description of the methodologies used to calculate each NEOs’ annual performance-based bonuses earned for 2025. Except as disclosed below, all other compensation for the NEOs for 2025 was reported by the Company in the Summary Compensation Table in the Information Statement.

Name and Principal Position	Year	Non-Equity Incentive Plan Compensation(1)	Total
Christopher P. Kalnin Chief Executive Officer	2025	$1,676,401	$5,903,801
Eric S. Jacobsen President – Upstream	2025	$816,354	$4,306,883
Dilanka Seimon Chief Commercial Officer	2025	$497,537	$3,445,756

(1)	Amounts reported represent each NEO’s annual performance-based bonus earned for 2025 but paid in 2026, upon certification of the applicable performance measures by the Compensation Committee or, in the case of the Chief Executive Officer, the Board.

For 2025, Mr. Kalnin was eligible to earn an annual performance-based bonus in a target amount equal to 125% of his base salary, and each of Messrs. Jacobsen and Seimon was eligible to earn an annual performance-based bonus in a target amount equal to 95% of his base salary. Mr. Seimon’s bonus was prorated based on his start date of April 3, 2025.

A portion (as specified below) of each NEO’s bonus for 2025 was determined based on the Company’s level of achievement of key performance indicators (“KPIs”) included in the “STIP Scorecard”. The KPIs included (a) shareholder value “lagging” indicators (weighted 60%), including adjusted EBITDAX (40%), adjusted free cash flow (30%) and break even unit cash cost (30%), (b) an environmental, health, safety and regulatory “sustainability” indicator (10%), and (c) operational and strategic “leading” indicators (weighted 30%), including total net production (30%), operations capital efficiency (15%), carbon capture, utilization and sequestration (“CCUS”) and carbon neutral natural gas business delivery (30%), and enterprise resource planning system implementation and the buildout of BKV’s information technology, procurement and sales and marketing organizations (25%).

The amounts of the annual performance-based bonuses that each NEO earned in 2025 were determined 50% based on the level of achievement of the KPIs in the STIP Scorecard and 50% based on individual performance goals. Mr. Kalnin’s individual performance goals were based 80% based on the level of achievement of the KPIs in the STIP Scorecard and 20% based on achievement of strategic advancement goals relating to board engagement; progress toward achievement of accretive mergers and acquisitions and growth of CCUS and our power generation and retail business; and maximizing organization capabilities through effective reorganization implementation and detailed succession plans. Mr. Jacobsen’s individual performance goals related to upstream business delivery; leadership, people and culture; business and shareholder growth; midstream and BKV dCarbon Ventures technical support and operations; and initiatives and systems. Mr. Seimon’s individual performance goals related to commercial strategy and functional set up; midstream and upstream gathering, compression, processing and treating costs; commercial and technical new products; people, safety and culture; developing and supporting our power generation and retail business; and in-source sales and marketing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

February 20, 2026	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer